INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-68929 of Staff Leasing, Inc. on Form S-8 of our report dated February 25, 2000, appearing in this Annual Report on Form 10-K of Staff Leasing, Inc. for the year ended December 31, 1999.



DELOITTE & TOUCHE LLP
Certified Public Accounts


Tampa, Florida
March 29, 2000